EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Atrin Pharmaceuticals LLC 2016 Amended and Restated Equity Compensation Plan of our report dated March 15, 2022, with respect to the consolidated financial statements of Aprea Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey

June 3, 2022